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EXHIBIT 5



                             STEPTOE & JOHNSON LLP
                         1330 Connecticut Avenue, N.W.
                          Washington, D.C.  20036-1795
                                 (202) 429-3000
                           Facsimile: (202) 429-3902
                                 Telex: 89-2503



                                 April 30, 1997


Gerber Scientific, Inc.
83 Gerber Road West
South Windsor, CT 06074


     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of Common Stock (the "Shares") of Gerber Scientific, Inc. (the "Company"), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), corporate records, certificates of public officials, and such other documents as we deemed appropriate or necessary for the purpose of rendering this opinion.

     Based on the foregoing, it is our opinion that the Shares of the Company covered by the Registration Statement have been duly authorized, and, when issued, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                              Very truly yours,



                              /s/ STEPTOE & JOHNSON LLP
                              -------------------------
                              STEPTOE & JOHNSON LLP